MUNCY COLUMBIA FINANCIAL CORPORATION 8-K

Exhibit 99.1

Press Release – For Immediate Release

April 23, 2024

Muncy Columbia Financial Corporation Reports First Quarter 2024 Earnings

Bloomsburg, PA – Muncy Columbia Financial Corporation (“Corporation”) (OTCQX: CCFN), parent company of Journey Bank (”Bank”), has released its unaudited financial statements for the first quarter of 2024.

Unaudited Financial Information

Net income, as reported under accounting principles generally accepted in the United States of America (“GAAP”), for the quarter-ended March 31, 2024, was $4,036,000 compared to net income of $1,940,000 for the same period in 2023. Earnings per share, basic and diluted, for the quarters-ended March 31, 2024 and 2023 were $1.13 and $0.93, respectively. Return on average assets and return on average equity were 1.02% and 10.52% for the quarter-ended March 31, 2024 as compared to 0.82% and 8.94% for the same period of 2023.

The fully-tax equivalent net interest margin on interest earning assets and liabilities was 3.32% and 2.41% at March 31, 2024 and 2023, respectively.

Total consolidated assets amounted to $1,573,271,000 at March 31, 2024, as compared to $1,639,779,000 at December 31, 2023. For the quarter-ended March 31, 2024, loans receivable, not held for sale, increased by $12,318,000 while available-for-sale debt securities decreased $73,708,000. Total deposits increased $62,831,000 while short term borrowings decreased $126,619,000 since the end of 2023.

On January 17, 2024, the Corporation sold available-for-sale debt securities with a total market value of $50,311,000, the proceeds of which were utilized to paydown short-term Federal Home Loan Bank of Pittsburgh (“FHLB”) borrowings. Securities sold included $34,222,000 of US government agency securities, $15,526,000 of mortgaged-backed securities and $563,000 of collateralized mortgage obligations. The sale resulted in a net realized loss of $8,000 which was recorded in January 2024.

The increase in total deposits during the quarter-ended March 31, 2024 was as a result of a strategic initiative to reposition customer repurchase agreements, which are classified as short-term borrowings, into core deposit accounts. The Bank anticipates a continued migration of customer repurchase accounts from short-term borrowings to deposits throughout 2024. The execution of this initiative will assist in optimizing the Bank’s long-term liquidity needs and balance sheet management strategies.

Total non-performing assets amounted to $7,328,000 at March 31, 2024, as compared to $4,475,000 at December 31, 2023. For the quarter-ended March 31, 2024, the increase in non-performing assets was primarily attributable to one real estate loan relationship with an aggregate balance of $2,221,000 which was placed on nonaccrual status during the quarter. This relationship is well secured, and the Bank is working closely with the borrower to bring the relationship to a current status. The Bank does not expect to incur a credit loss related to this relationship at this time.

The Corporation invests in various forms of agency debt including mortgage-backed securities and callable agency debt. The fair value of these securities is influenced by market interest rates, prepayment speeds on mortgage securities, bid to offer spreads in the market place and credit premiums for various types of agency debt. These factors change continuously and therefore the fair market value of these securities may be higher or lower than the Corporation’s carrying value at any measurement date. The temporary impact on investment securities will also affect stockholders’ equity as these fluctuations are recorded through accumulated other comprehensive income (loss). For the quarter-ended March 31, 2024, the temporary impact of these unrealized losses on the stockholders’ equity amounted to a reduction of $16,526,000. The Corporation does not consider its debt securities to be credit impaired since it has both the intent and ability to hold the securities until a recovery of its amortized cost basis, which may be maturity, and the decline in fair value is deemed to be as a result of changes in interest rates and not credit factors.

Total stockholders’ equity equated to a book value per share of $43.35 at March 31, 2024 as compared with $43.08 at December 31, 2023. For the quarter-ended March 31, 2024 cash dividends of $0.44 per share were paid to stockholders as compared to $0.42 for the same period of 2023. The Corporation remains well capitalized, with an equity to assets ratio of 9.84% as of March 31, 2024 and 9.38% at December 31, 2023.

About Muncy Columbia Financial Corporation

Muncy Columbia Financial Corporation ("MCFC") is a registered financial holding company headquartered in Bloomsburg, Pennsylvania. MCFC has one subsidiary bank, Journey Bank, serving individuals, families, nonprofits and business clients throughout Clinton, Columbia, Lycoming, Montour, Northumberland and Sullivan Counties through 22 banking offices.

Cautionary Note Regarding Forward Looking Statements

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of current or historical fact and involve substantial risks and uncertainties. Words such as "anticipates," "believes," "estimates," "expects," "forecasts," "intends," "plans," "projects," "may," "will," "should," and other similar expressions can be used to identify forward-looking statements. Such statements are subject to factors that could cause actual results to differ materially from anticipated results. Among the risks and uncertainties that could cause actual results to differ from those described in the forward-looking statements include, but are not limited to the following: costs or difficulties related to integration following the merger; the risk that the anticipated benefits, cost savings and other savings from the merger may not be fully realized or may take longer than expected to realize; potential impairment to the goodwill recorded in connection with the merger; changes in general economic trends, including inflation and changes in interest rates; our ability to manage credit risk; our ability to maintain an adequate level of allowance for credit loss on loans; increased competition; changes in consumer demand for financial services; our ability to control costs and expenses; fluctuations in the values of securities held in our securities portfolio, including as a result of changes in interest rates; our ability to successfully manage liquidity risk; adverse developments in borrower industries and, in particular, declines in real estate values; the concentration of large deposits from certain customers who have balances above current FDIC insurance limits; changes in and compliance with federal and state laws that regulate our business and capital levels; our ability to raise capital as needed; and any other risks described in the “Risk Factors” sections of reports filed by the Corporation with the Securities and Exchange Commission. We do not undertake, and specifically disclaim, any obligation to publicly revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements, except as required by law. Accordingly, you should not place undue reliance on forward-looking statements.

Muncy Columbia Financial Corporation

Consolidated Balance Sheets

(In Thousands, Except Share and Per Share Data) (Unaudited)	March 31, 2024	December 31, 2023
ASSETS
Cash and due from banks	$11,994	$14,614
Interest-bearing deposits in other banks	4,237	3,763
Total cash and cash equivalents	16,231	18,377

Interest-bearing time deposits	736	979
Available-for-sale debt securities, at fair value	339,594	413,302
Marketable equity securities, at fair value	1,178	1,295
Restricted investment in bank stocks, at cost	8,013	10,394
Loans held for sale	614	366

Loans receivable	1,080,747	1,068,429
Allowance for credit losses	(9,351)	(9,302)
Loans, net	1,071,396	1,059,127

Premises and equipment, net	27,322	27,569
Foreclosed assets held for sale	335	170
Accrued interest receivable	4,849	5,362
Bank-owned life insurance	40,456	40,209
Investment in limited partnerships	5,641	5,828
Deferred tax asset, net	11,745	12,634
Goodwill	25,609	25,609
Core deposit intangible, net	11,346	11,895
Other assets	8,206	6,663
TOTAL ASSETS	$1,573,271	$1,639,779

LIABILITIES
Interest-bearing deposits	$949,546	$884,654
Noninterest-bearing deposits	263,954	266,015
Total deposits	1,213,500	1,150,669

Short-term borrowings	125,913	252,532
Long-term borrowings	65,524	70,448
Accrued interest payable	2,281	2,358
Other liabilities	11,190	9,947
TOTAL LIABILITIES	1,418,408	1,485,954

STOCKHOLDERS' EQUITY
Common stock, par value $1.25 per share; 15,000,000 shares authorized; issued 3,836,988 and outstanding 3,572,288 at March 31, 2024; issued 3,834,976 and outstanding 3,570,276 at December 31, 2023;	4,796	4,794
Additional paid-in capital	83,403	83,343
Retained earnings	92,980	90,514
Accumulated other comprehensive loss	(16,526)	(15,036)
Treasury stock, at cost; 264,700 shares at March 31, 2024 and December 31, 2023	(9,790)	(9,790)
TOTAL STOCKHOLDERS' EQUITY	154,863	153,825
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,573,271	$1,639,779

Muncy Columbia Financial Corporation

Consolidated Statements of Income

	For the Three Months Ended
	March 31,
(In Thousands, Except Share and Per Share Data) (Unaudited)	2024	2023
INTEREST AND DIVIDEND INCOME
Interest and fees on loans:
Taxable	$17,256	$5,934
Tax-exempt	353	216
Interest and dividends on investment securities:
Taxable	1,161	1,208
Tax-exempt	830	129
Dividend and other interest income	223	67
Federal funds sold	—	—
Deposits in other banks	66	60
TOTAL INTEREST AND DIVIDEND INCOME	19,889	7,614

INTEREST EXPENSE
Deposits	4,610	627
Short-term borrowings	2,497	1,786
Long-term borrowings	847	—
TOTAL INTEREST EXPENSE	7,954	2,413

NET INTEREST INCOME	11,935	5,201

Provision (credit) for credit losses - loans	101	(418)
(Credit) provision for credit losses - off balance sheet credit exposures	(11)	9
TOTAL PROVISION (CREDIT) FOR CREDIT LOSSES	90	(409)

NET INTEREST INCOME AFTER PROVISION (CREDIT) FOR CREDIT LOSSES	11,845	5,610

NON-INTEREST INCOME
Service charges and fees	615	525
Gain on sale of loans	76	29
Earnings on bank-owned life insurance	227	109
Brokerage	224	128
Trust	206	191
Losses on marketable equity securities	(117)	(81)
Realized losses on available-for-sale debt securities, net	(8)	—
Interchange fees	619	424
Other non-interest income	690	301
TOTAL NON-INTEREST INCOME	2,532	1,626

NON-INTEREST EXPENSE
Salaries and employee benefits	4,802	2,592
Occupancy	618	323
Furniture and equipment	896	519
Pennsylvania shares tax	210	161
Professional fees	799	311
Director's fees	134	82
Federal deposit insurance	220	108
Telecommunications	88	84
Automated teller machine and interchange	262	119
Merger-related expenses	96	—
Amortization of core deposit intangible	549	—
Other non-interest expense	972	518
TOTAL NON-INTEREST EXPENSE	9,646	4,817

INCOME BEFORE INCOME TAX PROVISION	4,731	2,419
INCOME TAX PROVISION	695	479
NET INCOME	$4,036	$1,940

EARNINGS PER SHARE - BASIC AND DILUTED	$1.13	$0.93
WEIGHTED AVERAGE SHARES OUTSTANDING	3,570,342	2,079,135

	At or 3 Months Ended (Unaudited)

(Dollars in Thousands, Except Per Share Data)	3/31/2024	12/31/2023	9/30/2023	6/30/2023	3/31/2023

Operating Highlights

Net income (loss)	$4,036	$(1,186)	$1,171	$1,462	$1,940
Net interest income	11,935	8,257	4,891	4,913	5,201
Provision (credit) for credit losses	90	3,114	(168)	(16)	(409)
Non-interest income	2,532	2,267	1,522	1,706	1,626
Non-interest expense	9,646	9,163	5,273	4,857	4,817

Balance Sheet Highlights

Total assets	$1,573,271	$1,639,779	$957,580	$960,080	$955,030
Loans, net and loans held for sale	1,072,010	1,059,493	556,862	544,593	535,843
Goodwill and core deposit intangible, net	36,955	37,504	7,937	7,937	7,937
Total deposits
Noninterest-bearing	$263,954	$266,015	$165,888	$175,521	$178,438
Savings	203,002	204,968	155,750	157,833	166,231
NOW	298,122	251,953	146,944	152,358	151,191
Money Market	112,190	103,602	41,521	44,341	51,846
Time Deposits	336,232	324,131	130,472	128,430	127,670
Total interest-bearing deposits	949,546	884,654	474,687	482,962	496,938
Core deposits*	877,268	826,538	510,103	530,053	547,706

Selected Ratios

Fully tax-equivalent net interest margin (YTD)	3.32%	2.34%	2.29%	2.32%	2.41%
Annualized return on average assets	1.02%	-0.35%	0.63%	0.71%	0.82%
Annualized return on average equity	10.52%	-3.95%	6.78%	7.63%	8.94%

Capital Ratios - Journey Bank**

Common equity tier I capital ratio	13.95%	13.52%	18.80%	18.96%	18.94%
Tier 1 capital ratio	13.95%	13.52%	18.80%	18.96%	18.94%
Total risk-based capital ratio	14.94%	14.49%	19.91%	20.11%	20.10%
Leverage ratio	8.40%	8.03%	10.58%	10.65%	10.62%

Asset Quality Ratios

Non-performing assets	$7,328	$4,475	$2,659	$2,562	$2,808
Allowance for credit losses - loans	9,351	9,302	6,094	6,278	6,288
Allowance for credit losses to total loans	0.87%	0.87%	1.09%	1.14%	1.16%
Allowance for credit losses to non-performing assets	127.61%	207.87%	244.81%	245.04%	223.91%

Per Share Data

Earnings (loss) per share	$1.13	$(0.41)	$0.56	$0.71	$0.93
Dividend declared per share	0.44	0.43	0.43	0.43	0.42
Book value	43.35	43.08	42.50	43.44	44.52
Common stock price:
Bid	$30.50	$34.50	$34.59	$37.57	$40.05
Ask	32.00	37.17	35.00	43.00	42.50
Weighted average common shares	3,570,342	2,873,775	2,080,109	2,079,649	2,079,135

* Core deposits are defined as total deposits less time deposits

** Capital ratios for the most recent period are estimated